Exhibit 99.1

Coursera Completes Combination with Udemy to Build the World’s Most Comprehensive Skills Platform

Combined company uniquely positioned to connect skills discovery, development, and verified mastery in a rapidly changing, AI-driven labor market

Enhances ability to build AI-powered, agentic solutions for skills development in the flow of work

Unites a global ecosystem encompassing 290 million learners, 18,000 enterprise customers, 95,000 instructors, and hundreds of university and industry partners

MOUNTAIN VIEW, Calif. – May 11, 2026 – Coursera, Inc. (NYSE: COUR) today announced the completion of its combination with Udemy, Inc. The transaction strengthens the combined company’s ability to accelerate AI-powered innovation and shape how skills are discovered, developed, and verified at a pivotal moment in global talent transformation.

“The close of this transaction marks the beginning of a new chapter for our combined company. Together, Coursera and Udemy have the scale, the data, and the talent to move faster and build something bold: the world’s most comprehensive skills platform for the AI era,” said Greg Hart, CEO of Coursera. “The need to continuously learn and master new skills has never been greater. Powered by the scale of our combined global ecosystem, we are moving beyond a content catalog to create a more adaptive, intelligent, and agentic skills delivery system — one that more directly connects skills development in the flow of work to real-world outcomes, helping individuals grow their careers and enabling organizations to empower the next generation of talent.”

Creates greater value, impact, and choice
As AI reshapes the skills required for nearly every role, individuals and organizations need a trusted partner to move faster, from identifying emerging skills to building and verifying mastery through a more integrated and complete skills development solution. Coursera and Udemy unite a global ecosystem of 95,000 content creators, encompassing hundreds of world-class educators alongside a dynamic instructor marketplace. This foundation enables the combined company to address the full talent lifecycle, from practical application of skills in the flow of work to high-quality credentials valued for rigor and trust.

Accelerates AI-powered product innovation
The combination expands Coursera’s capacity to invest in AI-native product innovation and agentic solutions, powered by the enhanced scale of its proprietary data and a deeper understanding of how the world learns and the skills employers value most. By connecting learning signals from more than 290 million learners with workforce insights from 18,000 enterprise customers, Coursera will build on the network effects of a unified global platform to accelerate a more connected and data-driven skills economy — linking skills intelligence, verified attainment, and real-world context to deliver more relevant and measurable learning experiences.

Together, Coursera and Udemy are better positioned to accelerate a skills-first future, helping individuals master emerging skills to advance their careers and empowering organizations with the capabilities to develop and deploy talent at the pace of technological change. Additional updates for learners, customers, instructors, and partners will be shared over time on the Coursera Blog at https://blog.coursera.org.

Strengthens financial profile and value creation opportunity

The transaction enhances Coursera’s financial profile, with combined annual revenue of more than $1.5 billion in 2025, structural margin expansion, and increased capacity to invest in product innovation and platform capabilities. As previously announced, the combination is expected to generate meaningful operating efficiencies, with anticipated run-rate annual cost synergies of $115 million within 24 months of closing. The company expects to realize a significant majority of these synergies within the first year. Together, these benefits are expected to support a stronger operating model and increase the company’s ability to invest in its long-term strategy.

The company is also committed to executing a sizable share repurchase program, reflecting Coursera’s confidence in its long-term strategy and the substantial value creation opportunity for the business and its stockholders. The company expects to announce further details regarding its share repurchase program within the next two weeks.

Leadership and Corporate Governance Updates

As previously announced, Greg Hart will continue to serve as Chief Executive Officer, and Mike Foley will continue to serve as Chief Financial Officer. The Board consists of nine directors, including six continuing on the Coursera Board and three formerly on the Udemy Board. Andrew Ng will continue to serve as Chairman of the Board.

Additional information about Coursera’s management team and Board is available at https://investor.coursera.com/governance/management.

Transaction and Closing Details

The transaction was announced on December 17, 2025, and approved by Coursera and Udemy stockholders on April 9, 2026.

Under the terms of the transaction, each outstanding share of Udemy common stock (except for shares owned directly by Coursera, Udemy or Chess Merger Sub, Inc.) was exchanged for 0.800 shares of Coursera common stock. Coursera did not issue fractional shares; former Udemy stockholders received cash in lieu of any fractional share of Coursera common stock to which they otherwise would have been entitled. Former Coursera stockholders own approximately 59% and former Udemy stockholders own approximately 41% of the combined company, on a fully diluted basis.

Coursera will continue to trade under the ticker symbol “COUR” on the New York Stock Exchange. With the closing of the transaction, Udemy’s common stock is being delisted and will no longer trade on NASDAQ.

About Coursera

Coursera was launched in 2012 by Andrew Ng and Daphne Koller with a mission to provide universal access to world-class learning. Today, it is one of the largest online learning platforms in the world. Coursera partners with leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, and degrees. Coursera’s platform innovations — including generative AI-powered features like Coach, Role Play, and Course Builder, and role-based solutions like Skills Tracks — enable instructors, partners, and companies to deliver scalable, personalized, and verified learning. Institutions worldwide rely on Coursera to upskill and reskill their employees, students, and citizens in high-demand fields such as GenAI, data science, technology, and business, while learners globally turn to Coursera to master the skills they need to advance their careers. Coursera is a Delaware public benefit corporation and a B Corp.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate,” “believe,” “can,” “continue,” “could,” “demand,” “design,” “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “need,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of our business combination with Udemy and the outlook for our results of operations and financial condition (including potential synergies) following such business combination; the expansion of our market opportunity; the global demand to embrace new skills; our progress in our growth initiatives; the opportunity to build a more comprehensive and adaptive skills platform designed for the AI era; our commitment to creating more personalized, engaging, and AI-native learning experiences; our initiatives to strengthen our position as a trusted source for verified learning; our mission to provide universal access to world-class learning; the demand for online learning; the strength of our customer and content creator relationships; the demand from learners to use our offerings to master career advancing skills; anticipated features and benefits of our offerings; the anticipated utility of our non-GAAP financial measures; anticipated growth rates; and our financial outlook, future financial and operational performance, and expectations, including our financial outlook for the second quarter of 2026 and full year 2026; among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to attract, engage, and retain learners; our ability to increase sales of our offerings; our limited operating history; the relative nascency of online learning solutions and generative AI; risks related to market acceptance and demand for our offerings; our ability to maintain and expand our existing content creator relationships and to develop new partnerships with universities, industry leaders, and subject matter experts; our dependence on the supply of content created by our partners; risks related to our AI innovations and AI generally; risks related to the business combination, including our ability to retain and hire key personnel and maintain relationships with customers, vendors and others with whom we do business as a result of the business combination; the impact of the business combination on our operating results and business generally; the outcome of any legal proceedings related to the business combination; the ability to successfully integrate Coursera’s and Udemy’s operations and business on a timely basis or otherwise in accordance with the standards and obligations applicable to the combined company as a public benefit corporation and as a B Corp.; our ability to implement our plans, forecasts and other expectations with respect to the combined company’s business and realize expected synergies and other benefits of the business combination within the expected timeframe or at all; potential business disruptions arising from the business combination; our ability to compete effectively; adverse impacts on our business and financial condition due to macroeconomic or market conditions; our ability to manage our growth; regulatory and/or policy matters or changes impacting us or our content creators; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platform; risks related to operations, regulatory, economic, and geopolitical conditions; current and future legal and regulatory matters; the impact of actions to improve operational efficiencies and operating costs; our history of net losses and ability to achieve or sustain profitability; natural disasters, public health crises, or other catastrophic events; and our status as a certified B Corp, as well as the risks and uncertainties discussed in our most recently filed annual and quarterly reports on Forms 10-K and 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Contacts

For investors: Cam Carey, ir@coursera.org
For media: Arunav Sinha, press@coursera.org